PROXY

Please mark your votes like this **X**

1. ARRANGEMENT PROPOSAL:

To adopt the Arrangement Agreement, dated as of March 13, 2007, by and among Ad.Venture, 6732097 Canada Inc. and 180 Connect Inc., and to approve the arrangement contemplated thereby, pursuant to which (i) 6732097 Canada will acquire all of the outstanding common shares of 180 Connect in exchange for either shares of Ad.Venture common stock, shares of 6732097 Canada that are exchangeable into shares of Ad.Venture common stock or a combination thereof and (ii) outstanding options to purchase 180 Connect common shares will be exchanged for options to purchase Ad.Venture common stock. In addition, Ad.Venture will assume all of 180 Connect's obligations pursuant to 180 Connect's outstanding warrants, stock appreciation rights and convertible debentures.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ARRANGEMENT PROPOSAL.

☐ FOR ☐ AGAINST ☐ ABSTAIN

If you voted "AGAINST" the arrangement proposal and you hold shares of Ad.Venture common stock issued as part of the units issued in the Ad.Venture initial public offering, you may exercise your conversion rights and demand that Ad.Venture convert your shares of common stock into a pro rata portion of the trust account by marking the "Exercise Conversion Rights" box below and following the instructions on page [_] of the proxy statement/prospectus. If you exercise your conversion rights, then you will be exchanging your shares of Ad.Venture common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the arrangement is completed and you continue to hold these shares through the effective date of the arrangement and tender your physical stock certificate to our stock transfer agent no later than 5:00 p.m., New York City time, on the business day prior to the date of the special meeting. Failure to meet these requirements will cause your conversion demand to be rejected.

☐ I HEREBY EXERCISE MY CONVERSION RIGHTS

2. NAME CHANGE PROPOSAL:

To change the name of Ad.Venture from "Ad.Venture Partners, Inc." to "180 Connect Inc."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NAME CHANGE PROPOSAL.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. FIFTH AND SIXTH ARTICLES PROPOSAL:

To remove the Fifth Article from the certificate of incorporation, which relates to the operation of Ad.Venture as a blank check company prior to the consummation of a business combination, and amend the classified board provisions of the Sixth Article to clarify when the terms of the three classes of directors expire.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FIFTH AND SIXTH ARTICLES PROPOSAL.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Label Area 4" x 1 1/2"

PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.

SIGNATURE:__________ DATE:______ TIME:______

Registered Quantity 800 Broker Quantity______

Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐

4. AUTHORIZED SHARES PROPOSAL:

To increase the authorized shares of common stock from 50,000,000 shares to 100,000,000 shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AUTHORIZED SHARES PROPOSAL.

☐ FOR ☐ AGAINST ☐ ABSTAIN

5. SPECIAL VOTING SHARE PROPOSAL:

To approve the authorization and issuance of a special voting share of Ad.Venture that will entitle the holder thereof to an aggregate number of votes, on any particular matter, proposition or question, equal to the number of exchangeable shares of 6732097 Canada that are outstanding from time to time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SPECIAL VOTING SHARE PROPOSAL.

☐ FOR ☐ AGAINST ☐ ABSTAIN

6. LONG-TERM INCENTIVE PLAN PROPOSAL:

To approve the 2007 Long-Term Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LONG-TERM INCENTIVE PLAN PROPOSAL.

☐ FOR ☐ AGAINST ☐ ABSTAIN

7. AUDITOR SELECTION PROPOSAL:

To ratify the selection by the Audit Committee of the board of directors of Ernst & Young LLP as the independent registered public accounting firm of Ad.Venture for the year ending December 31, 2007.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AUDITOR SELECTION PROPOSAL.

☐ FOR ☐ AGAINST ☐ ABSTAIN

8. DIRECTOR ELECTION PROPOSAL:

To elect three directors to serve in three separate classes until their successors are duly elected and qualified.

☐ FOR all nominees listed below (except as marked to the contrary below). ☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

(01) in the class to stand for reelection at the next annual meeting of stockholders (expected in 2008): Lawrence J. Askowitz

(02) in the class to stand for reelection at the next annual meeting of stockholders (expected in 2009): Ilan M. Slasky

(03) in the class to stand for reelection at the next annual meeting of stockholders (expected in 2010): Howard S. Balter

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

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COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ________________ Signature ________________ Date ________, 2007.

Note: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

AD.VENTURE PARTNERS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING IN LIEU OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST XX, 2007

The undersigned hereby appoints Howard S. Balter and Ilan M. Slasky, and each of them, as proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Ad.Venture Partners, Inc. that the undersigned may be entitled to vote at the special meeting in lieu of an annual meeting of stockholders of Ad.Venture Partners, Inc. to be held on August XX, 2007, at the offices of Cooley Godward Kronish LLP, The Grace Building, 1114 Avenue of the Americas, New York, New York 10036-7798 at 10:00 a.m. (New York City Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

IF YOU DO NOT RETURN YOUR PROXY CARD WITH AN INDICATION OF HOW YOU WISH TO VOTE, THIS PROXY WILL BE VOTED "AGAINST" THE NAME CHANGE PROPOSAL, THE FIFTH AND SIXTH ARTICLES PROPOSAL, THE AUTHORIZED SHARES PROPOSAL AND THE SPECIAL VOTING SHARE PROPOSAL. FAILURE TO VOTE WITH RESPECT TO THE ARRANGEMENT PROPOSAL, THE LONG-TERM INCENTIVE PLAN PROPOSAL, THE AUDITOR SELECTION PROPOSAL AND THE DIRECTOR ELECTION PROPOSAL WILL HAVE NO EFFECT ON THESE PROPOSALS, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE ON THE ARRANGEMENT PROPOSAL OR IF YOU ABSTAIN FROM VOTING ON THE ARRANGEMENT PROPOSAL, YOU WILL NOT BE ELIGIBLE TO HAVE YOUR SHARES CONVERTED INTO A PRO RATA PORTION OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE NET PROCEEDS OF AD.VENTURE'S INITIAL PUBLIC OFFERING ARE HELD. YOU MUST AFFIRMATIVELY VOTE AGAINST THE ARRANGEMENT PROPOSAL AND DEMAND THAT AD.VENTURE CONVERT YOUR SHARES INTO CASH NO LATER THAN THE CLOSE OF THE VOTE ON THE ARRANGEMENT PROPOSAL TO EXERCISE YOUR CONVERSION RIGHTS. IN ORDER TO CONVERT YOUR SHARES, YOU MUST ALSO PRESENT OUR STOCK TRANSFER AGENT WITH YOUR PHYSICAL STOCK CERTIFICATE NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY PRIOR TO THE DATE OF THE SPECIAL MEETING.

IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

Please vote, date and promptly return this proxy.
Any votes received after a matter has been voted upon will not be counted.

(Continued, and to be marked, dated and signed, on the other side)